SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement [_] Definitive Additional Materials

[_]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                RAMP CORPORATION
                                ----------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                             [RAMP CORPORATION LOGO]

                                                        February __, 2005

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Ramp Corporation, a Delaware corporation (the "Company") to be held on ___________, March __, 2005 at 10:00 a.m. local time at the principal offices of Ramp Corporation, 33 Maiden Lane, 5th Floor, New York, New York 10038.

     I am pleased to report that, after several months of effort, your management and directors have successfully completed a private placement of convertible debentures and warrants of the Company. The Company has received gross proceeds of $2.0 million, before transaction fees and expenses, upon the first closing of the private placement occurring in January 2005 and will receive the remaining $2.0 million upon receipt of stockholder approval to issue the shares of our common stock upon conversion of convertible debentures and warrants to be sold upon the second closing. The second closing is also subject to other conditions precedent, including prior registration of the shares of common stock with the Securities and Exchange Commission. In addition, and equally vital to the Company's future operations, the Company has successfully obtained binding commitments for an equity line financing of our common stock with a maximum commitment amount of up to $25 million, before transaction fees and expenses. Any drawdown upon the equity line by the Company upon such financing is contingent upon our receipt of stockholder approval to issue shares of our common stock and is also subject to other conditions precedent, including prior registration of the shares of common stock with the Securities and Exchange Commission.

     At the Special Meeting, you will be asked to consider and vote upon the following proposals: (i) to ratify the sale and issuance of shares of our common stock in connection with our March 2004 private placement of common stock and July 2004 private placement of convertible notes and warrants, (ii) to approve the sale and issuance of shares of our common stock in connection with our December 2004 private placement of convertible notes, (iii) to approve the sale and issuance of our common stock and warrants in connection with our January 2005 private placement of 8% convertible redeemable notes, common stock purchase warrants and additional investment rights, (iv) to approve the sale and issuance of our common stock in connection with our equity line financing of up to $25 million, (v) to approve an amendment to our 2005 Stock Incentive Plan to replenish the number of shares of our common stock issuable thereunder, and (vi) to ratify the appointment of BDO Seidman LLP as our independent registered public accountants for the fiscal year ending December 31, 2004.

     The formal Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter more fully describes the business to be acted upon. After careful consideration, the Company's Board of Directors has unanimously approved each of the proposals and recommends that you vote FOR each proposal.

     Please submit your Proxy over the Internet, by telephone, or sign, date and return your Proxy card as promptly as possible in the enclosed envelope for your convenience whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                                   Sincerely,

                                                   Andrew Brown
                                                   Chairman of the Board
                                                   President and Chief Executive
                                                   Officer

         YOUR VOTE IS CRITICAL, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

         SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE SPECIAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE, OR DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                RAMP CORPORATION
                            33 Maiden Lane, 5th Floor
                            New York, New York 10038

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      To be held _________, March __, 2005

                                 ---------------

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of RAMP CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of the Company located at 33 Maiden Lane, 5th Floor, New York, New York 10038, on ________, March __, 2005, at 10:00 A.M., to
consider and act upon the following:

     1. to ratify the sale and issuance of shares of common stock in connection with the March, 2004 private placement of common stock and July, 2004 private placement of convertible notes and warrants;

     2. to approve the sale and issuance of shares of common stock in connection with the December, 2004 private placement of convertible promissory notes in the aggregate principal amount of $452,000;

     3. to approve the sale and issuance of shares of common stock in connection with the January, 2004 private placement of 8% convertible redeemable debentures, common stock purchase warrants and additional investment rights in the aggregate principal amount of up to $4,000,000;

     4. to approve the sale and issuance of shares of common stock in connection with the January, 2004 equity line financing of common stock of up to $25,000,000;

     5. to approve an amendment to the Company's 2005 Stock Incentive Plan to replenish the number of shares of Common Stock issuable thereunder; and

     6. to ratify the appointment of BDO Seidman, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2004.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors recommends that you vote "FOR" each of the proposals described in this Proxy Statement.

         A Proxy Statement and form of Proxy are enclosed herewith. Only holders of record of Common Stock at the close of business on February 11, 2005 are entitled to receive notice of, and to attend, the Special Meeting and any adjournments thereof. At least 10 days prior to the Special Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of the Company. If you do not expect to be present at the Special Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. If you received a proxy card with a web site address and voting codes, you may choose to vote on the Internet at the web site indicated or telephonically. If you vote by telephone or the Internet, you do not need to return the proxy card. In the event you attend the Special Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                    By Order of the Board of Directors

Dated: February __, 2005            Ron Munkittrick
                                    Secretary

--------------------------------------------------------------------------------

                                    IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Special Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States. If you received a proxy card with a web site address and voting codes, we urge you to vote on the Internet at the web site indicated or telephonically to ensure that your vote is recorded without mail delays. If you vote by telephone or the Internet you do not need to return the proxy card.

--------------------------------------------------------------------------------

                                RAMP CORPORATION
                            33 Maiden Lane, 5th Floor
                            New York, New York 10038

                    ----------------------------------------

                                 Proxy Statement
                         Special Meeting of Stockholders
                                 March __, 2005

                    ----------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramp Corporation, a Delaware corporation (the "Company"), to be voted at the Special Meeting of Stockholders of the Company (the "Special Meeting") which will be held at the offices of the Company located at 33 Maiden Lane, 5th Floor, New York, New York 10038, on March __, 2005, at 10:00 A.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 33 Maiden Lane, 5th Floor, New York, New York 10038. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is February __, 2005.

     A Proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the Proxy on any other matter that may be brought before the Special Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Special Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Special Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview. The Company may, but is not obligated, to use the services of Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The Company estimates that the fee for such services should not exceed approximately $25,000. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals.

                                VOTING SECURITIES

     Stockholders of record as of the close of business on February 11, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. On the Record Date, there were ______ outstanding shares of the Company's common stock, $0.001 par value per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Special Meeting for determining the presence of a quorum.

     Shares abstaining with respect to any matter will be considered votes represented, entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will be considered not voted with respect to that matter. Since an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Special Meeting is required to approve Proposals 1, 2, 3, 4, 5 and 6, abstentions will have the same effect as a vote "against" Proposals 1, 2, 3, 4, 5 and 6, and broker non-votes will have no effect.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's Common Stock, (ii) the directors of the Company, (iii) the current executive officers of the Company, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial    Shares Beneficially              Percentage
Owner (1)                               Owned (2)                   of Class
--------------------------------------------------------------------------------

Andrew Brown (3)                                     724,523            6.0%
Blue Valley Ltd.  (4)                              1,114,824            8.9%
Cherry Blossom Ltd  (5)                            1,241,850            9.8%
Forum Managers Ltd.  (6)                             901,761            7.3%
Lakeview Properties Ltd.  (7)                        901,761            7.3%
Norfolk Ltd.  (8)                                  1,110,886            8.9%
Jeffrey A. Stahl, MD (9)                              71,132              *
Louis E. Hyman (10)                                  483,625            4.1%
Steven C. Berger (11)                                 67,798              *
Steven A. Shorr (12)                                  67,382              *
Tony Soich (13)                                       67,382              *
Ron Munkittrick (14)                                 428,883            3.6%
Directors and executive officers,
   as a group (7 persons)                          1,910,723           14.4%
-------------------
* Represents beneficial ownership of less than one percent.

(1) Unless otherwise indicated, the address for each of the beneficial owners is c/o Ramp Corporation, 33 Maiden Lane, New York, New York 10038.

(2) "Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the Common Stock of the Company. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power based upon the information furnished by such owners.

(3) Includes (a) 24,167 shares issuable upon exercise of warrants, and (b) 696,190 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table. Does not include warrants issuable to Mr. Brown under his employment agreement whereby Mr. Brown will be entitled to purchase up to one-nineteenth of the outstanding shares of our common stock, at an exercise price to be determined by the Company.

(4) Includes 211,372 shares issuable upon exercise of warrants. The address of the holder is Burbage House 83-85 Curtain Road, London EC2A 3BS.

(5) Includes 235,456 shares issuable upon exercise of warrants. The address of the holder is 20 McCallum Street 10-03 Asia Chambers, Singapore 069046.

(6) Includes 170,900 shares issuable upon exercise of warrants. The address of the holder is 7 Globe House, 15 Fitzroy Mews, London, United Kingdom.

(7) Includes 170,900 shares issuable upon exercise of warrants. The address of the holder is 21 Leigh Street, London WC1H 9QX.

(8) Includes 211,372 shares issuable upon exercise of warrants. The address of the holder is 20 McCallum Street 12-03 Asia Chambers, Singapore 069046.

(9)  Consists  of  71,132  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(10) Consists of (a) 833 shares held by Mr. Hyman and his wife of which he shares dispositive power, (b) 833 shares issuable upon exercise of warrants held by Mr. Hyman and his wife, and (c) 481,959 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table.

(11) Consists  of  67,798  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(12) Consists  of  67,382  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(13) Consists  of  67,382  shares   issuable  upon  exercise  of  stock  options
     exercisable within 60 days from the date of the table.

(14) Consists of 428,883 shares issuable upon exercise of stock options exercisable within 60 days from the date of the table.

                   ACTIONS TO BE TAKEN AT THE SPECIAL MEETING

--------------------------------------------------------------------------------

                                   PROPOSAL 1

                    TO RATIFY THE SALE AND ISSUANCE OF SHARES
                       OF COMMON STOCK IN CONNECTION WITH
                THE MARCH 2004 PRIVATE PLACEMENT OF COMMON STOCK
                       AND JULY 2004 PRIVATE PLACEMENT OF
                         CONVERTIBLE NOTES AND WARRANTS

--------------------------------------------------------------------------------

Terms and Conditions of the March 2004 Private Placement and July 2004 Private Placement

     On March 4, 2004 (the "March 2004 Private Placement"), the Company entered into a Common Stock and Warrant Purchase Agreement (the "March Agreement") with Hilltop Services Ltd. ("Hilltop"), an accredited investor. Under the terms of the March Agreement, the Company sold and issued to Hilltop an aggregate of 10,869,565 pre-split shares of Common Stock for gross proceeds to the Company in the amount of $5,000,000, representing a purchase price of $0.46 cents per share (the "Purchase Price"). In addition to the shares of Common Stock, the Company issued to Hilltop warrants to purchase an aggregate of 2,173,913 pre-split shares of Common Stock exercisable at $0.80 cents per share for a term of five years. Under the March Agreement, the Company agreed that, during the period commencing on the closing date through and including the period ending forty-five days following the date a registration statement which includes the shares and warrants issued to Hilltop is declared effective by the Securities and Exchange Commission, or SEC (the "New Transaction Period"), the Company would not enter into a subsequent offer or sale of its Common Stock with a third party at a price below the Purchase Price. If the Company entered into a transaction at a purchase price per share less than the Purchase Price during the New Transaction Period, the Company would be required to issue additional shares of common stock to Hilltop at an adjusted purchase price equal to eighty percent (80%) of the lowest conversion price applicable under the terms of the new transaction (the "Adjusted Purchase Price").

     At the time of the March 2004 Private Placement the Company had 158,268,163 pre-split shares of Common Stock issued and outstanding. The March 2004 Private Placement represented approximately 6.8% of the Company's issued and outstanding shares.

     On April 22, 2004 the Company filed a registration statement with the SEC to register the shares and warrants sold which, following a review and comment period with the SEC, was declared effective by the SEC on July 9, 2004. Due to the delay in the effectiveness of the registration statement and the Company's need to continue to pay its creditors and finance its operations, on July 14, 2004 (the "July 2004 Private Placement"), the Company entered into a Note and Warrant Purchase Agreement (the "Note Purchase Agreement") with each of Cottonwood Ltd. ("Cottonwood") and Willow Bend Management Ltd. ("Willow Bend"), each an accredited investor. Under the terms of the Note Purchase Agreement, the Company issued to each of Cottonwood and Willow Bend a convertible promissory note in the principal amount of $2,100,000, at an interest rate of six (6%) percent due January 14, 2005. Each promissory note was convertible into shares of Common Stock at an initial conversion price of $0.30 cents per share and was secured by a first priority lien against all of the assets and property of the Company if the average closing sale price of Common Stock for any ten trading days prior to forty-five days following the closing was less than $0.15 cents per share. In addition to the convertible promissory note, the Company issued to each of Cottonwood and Willow Bend warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.11 cents per share (the "$0.11 Cent Warrants"), warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.15 cents per share, (the "$0.15

Cent Warrants"), warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.35 cents per share (the "$0.35 Cent Warrants"), and warrants exercisable into 4,683,823 pre-split shares of Common Stock at an exercise price of $0.40 cents per share (the "$0.40 Cent Warrants" and collectively the "July Warrants"). The July Warrants were exercisable for a term of one year.

     As a result of the closing of the transactions contemplated under the Note Purchase Agreement, the Adjusted Purchase Price under the March Agreement was reduced to $.088 cents per share, representing 80% of $0.11 cents. Under the terms of a letter agreement, dated July 14, 2004, by and between the Company and Hilltop, in consideration for Hilltop's consent to the July 2004 Private Placement and the termination of any and all anti-dilution rights of Hilltop under the March Agreement, the Company issued to Hilltop (i) 24,130,435 pre-split shares of Common Stock, (ii) a convertible promissory note in the aggregate principal amount of $1,920,000 convertible into shares of Common Stock at an initial conversion price of $0.30 cents per share, and (iii) warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.11 cents per share, warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.15 cents per share, warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.35 cents per share and warrants exercisable into 4,282,354 pre-split shares of Common Stock at an exercise price of $0.40 cents per share (collectively, the "Hilltop Warrants"). The Hilltop Warrants were exercisable for a term of one year.

     Redwood Capital Partners, Inc. ("Redwood") performed financial advisory services for the Company in connection with the July 2004 Private Placement. In connection with such services, in addition to payment of a cash fee of $320,000, the Company agreed to issue to Redwood warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.11 cents per share, warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.15 cents per share, warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.35 cents per share and warrants exercisable into 350,000 pre-split shares of common stock exercisable at $0.40 cents per share (collectively, the "Redwood Warrants"). The Redwood Warrants have a term of one year.

     At the time of the July 2004 Private Placement, the Company had 179,677,864 pre-split shares of Common Stock issued and outstanding. The July 2004 Private Placement represented approximately 13.4% of the Company's issued and outstanding shares of Common Stock issued to Hilltop in connection with its anti-dilution provisions and approximately 15.6% of shares of common stock underlying July Warrants, Hilltop Warrants and Redwood Warrants at an exercise price below the market price of the common stock at the time of the transaction.

     The Company agreed to register the shares of Common Stock issued to Hilltop, the shares of Common Stock underlying the convertible promissory notes and warrants issued to each of Cottonwood, Willowbend and Hilltop, and the shares of Common Stock underlying the warrants issued to Redwood on a registration statement filed with the SEC on August 20, 2004. The registration statement was declared effective by the SEC on September 27, 2004.

     In October, 2004, in order to continue operations and pay creditors, the Company entered into a letter agreement with each of Willow Bend and Cottonwood, to reduce the exercise price of outstanding July Warrants to purchase an aggregate of 37,470,584 pre-split shares of Common Stock from the various exercise prices to $.0325 cents per share. In connection with the exercise of July Warrants to purchase an aggregate of 25,262,096 pre-split shares of Common Stock, the noteholders agreed to reduce principal amount of outstanding notes of $571,018 and to pay cash proceeds to the Company in the amount of $250,000.

     In October, 2004, the Company entered into a letter agreement with Hilltop, to reduce the exercise price of outstanding Hilltop Warrants to purchase an aggregate of 17,129,416 pre-split shares of Common Stock to $.0325 cents per share. In connection with the exercise of warrants to purchase an aggregate of 12,631,048 pre-split shares of Common Stock, the noteholder agreed to reduce principal amount of outstanding notes of $410,509.

     In November, 2004, the Company agreed with the convertible note holders to reduce the exercise price of outstanding warrants to purchase an aggregate of 16,706,856 pre-split shares of Common Stock to $.015 cents per share. In connection with the exercise of warrants to purchase all of the shares of Common Stock, the note holders agreed to reduce principal amount of outstanding notes of $250,602.84.

     In November, 2004, the Company agreed with the convertible note holders to reduce the conversion price of outstanding convertible notes to purchase an aggregate of 20,400,000 pre-split shares of Common Stock, from $0.30 cents per share to $0.015 cents per share. In connection with the conversion of notes to purchase shares of Common Stock, the note holders agreed to a reduction of principal amount of outstanding notes of $306,000. The terms and conditions of each of the agreements constituting the March 2004 Private Placement are set forth on exhibits 4.34, 4.35 and 4.36 of the Company's Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC on April 14, 2004. The terms and conditions of each of the agreements constituting the July 2004 Private Placement are set forth on exhibits 4.1 through 4.16, 4.19 and 4.23 of the Company's Registration Statement on Form S-3, as filed with the SEC on August 23, 2004.

Reasons for the March 2004 Private Placement and July 2004 Private Placement

     The principal reasons for each of the March, 2004 and July, 2004 private placements were to obtain additional capital critical to the Company's ability to continue its operations and pay creditors.

Reasons for Stockholder Approval

     The Company's Common Stock is listed on the American Stock Exchange ("AMEX"). In order to approve the listing of additional shares of Common Stock, AMEX Company Guide Section 713 requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

     Although the March 2004 Private Placement did not involve the issuance or potential issuance by the Company of shares of Common Stock that would represent 20% or more of the then outstanding Common Stock at below the greater of the book or market value of the Common Stock, upon review of the July 2004 Private Placement, it was determined by AMEX that the two transactions must be aggregated under the AMEX rules, thereby exceeding the 20% threshold on an aggregate basis. As a result, and as part of its determination to accept the Company's compliance plan to continue its AMEX listing, AMEX requires stockholder ratification of the completed private placements and subsequent agreements with the investors.

     If the stockholders do not approve this Proposal 1, the Company's shares of Common Stock would be subject to potential delisting proceedings by AMEX. In such event, the liquidity of the Common Stock could be severely restricted which could have a material adverse effect on the market value of our Common Stock and the ability of stockholders to sell Common Stock.

Effect of the Private Placements on Existing Stockholders

     Advantages. Prior to voting, each stockholder should consider the fact that the private placements provided additional financing which was vital to the Company's efforts to continue operations and pay creditors. Each stockholder should consider the fact that, at the time of the transactions, the Company's capital resources were severely limited. Moreover, approval of this Proposal 1 will enable the Company to continue its listing on AMEX.

     Disadvantages. The private placements had a significant dilutive effect on our stockholders. Our stockholders' aggregate percentage ownership declined significantly as a result of the private placements. The number of shares of Common Stock issued pursuant to the private placements significantly increased the number of shares of Common Stock outstanding. This means that our stockholders owned a smaller percentage interest in the Company as a result of the closing of the private placements.

Vote Required

     Ratification of the transactions described in this Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                The Board of Directors Recommends You Vote "FOR"

 Ratification of each of the March 2004 Private Placement and July 2004 Private
                                   Placement

--------------------------------------------------------------------------------

                                   PROPOSAL 2

                  TO APPROVE THE SALE AND ISSUANCE OF SHARES OF
                         COMMON STOCK IN CONNECTION WITH
                     THE DECEMBER 2004 PRIVATE PLACEMENT OF
                       CONVERTIBLE NOTES IN THE AGGREGATE
                          PRINCIPAL AMOUNT OF $452,000

--------------------------------------------------------------------------------

Terms and Conditions of the December 2004 Private Placement

     On December 2, 2004, pursuant to a Note Purchase Agreement (the "Note Agreement"), the Company issued convertible promissory notes (the "Notes") in the aggregate principal amount of $400,000, bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005, to each of Platinum Partners Value Arbitrage Fund L.P., Briarwood Investments and Design Investments Ltd., three institutional accredited investors (the "December 2004 Private Placement"). In connection with the December 2004 Private Placement, the Company issued a convertible promissory note in the principal amount of $52,000 to Harborview Capital Management LLC as an advisory fee on the same terms and conditions as the institutional investors. As part of the terms and conditions of the Note Agreement, the Company issued to the investors an aggregate of 480,000 shares of Common Stock and the financial advisor received 48,000 shares of Common Stock. By letter agreement dated January 11, 2005 (the "Letter Agreement"), each of the investors and the financial advisor agreed not to vote their shares of Common Stock on this Proposal 2 at the Special Meeting or sell their shares of Common Stock unless and until stockholder approval of this Proposal 2 has been obtained at the Special Meeting.

     The Notes provide that one hundred and twenty percent (120%) of the outstanding principal amount is automatically convertible into those securities of the Company issued in any subsequent transaction by the Company with gross proceeds to the Company of a minimum of $1,000,000 ("Triggering Event").
Interest on the notes is payable in cash or those securities issued by the Company in a subsequent transaction. As a result of the January 2005 Private Placement transaction set forth in Proposal 3 below, $455,614 of outstanding principal and interest of the Notes shall be automatically converted into 8% convertible redeemable notes, which notes have an initial conversion price of $2.40 cents per share, and common stock purchase warrants to purchase an aggregate of 226,000 shares of Common Stock at an initial exercise price of $2.40 per share.

     Under the Note Agreement, the Company is obligated to register for resale the securities issuable upon conversion of the notes and the shares of Common Stock issuable to the investors on its next registration statement filed with the SEC.

     At the time of the December 2004 Private Placement, the Company had 5,310,013 post-split shares of Common Stock issued and outstanding. The December 2004 Private Placement represented approximately 14.2% of the Company's issued and outstanding shares of Common Stock.

Reasons for the December 2004 Private Placement

     The principal reasons for the private placement were to obtain additional capital critical to the Company's ability to continue its operations and pay creditors. The private placement was entered into as a bridge financing negotiated as part of its strategy to obtain significant long term financing for the Company within the next thirty to sixty day period.

Reasons for Stockholder Approval

     AMEX Company Guide Section 713 requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

     By letter dated January 21, 2005 from AMEX to the Company, AMEX has previously approved the listing of 528,000 shares of Common Stock issued by the Company to the investors and financial advisor under the Note Agreement. The total number of shares of Common Stock that may be issued by the Company in connection with the December 2004 Private Placement is dependent upon, among other things, whether the convertible notes are converted or the warrants are exercised, whether the principal or interest on the convertible notes is paid in cash or shares of Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the redemption or antidilution adjustment provisions of the convertible notes and/or warrants come into effect. Pursuant to the Letter Agreement, the investors and the financial advisor agreed not to vote, or sell their shares of Common Stock unless stockholder approval is obtained for the Company.

     As of the Record Date for this Meeting, none of the convertible notes had been converted into Common Stock, none of the warrants issued to the investors had been exercised and no principal or interest amount has been paid in shares of Common Stock. The Company currently intends to satisfy future principal and interest due on the convertible notes in shares of Common Stock. Since the private placement described in this Proposal 2, together with the private placement described in Proposal 3, involves the potential issuance by the Company of shares of Common Stock equal to 20% or more of the Company's outstanding Common Stock at below the greater of the book or market value of the Common Stock, stockholder approval of the private placement is required. The Company is asking its stockholders to approve this Proposal 2 so that all shares of Common Stock issuable upon conversion of the convertible notes and exercise of warrants will be eligible for listing on the AMEX.

     If the stockholders do not approve this Proposal 2, the Company would not be permitted to issue shares of Common Stock which equal or exceed the 20% threshold and the Company would be forced to pay the convertible notes in cash, thereof severely impacting the Company's ability to fund its operations. To avoid this result, the Company may be required to voluntarily delist from AMEX. In such event, the liquidity of the Common Stock could be severely restricted and such restrictions could have a material adverse effect on the market value of our Common Stock.

Effect of the Private Placement on Existing Stockholders

     Advantages. Before voting, each stockholder should consider the fact that the private placement provided additional financing which was vital to the Company's efforts to continue operations. Each stockholder should also consider the fact that the Company's current capital resources are limited.

     Disadvantages. The private placement has had and, if the convertible notes are converted and warrants are exercised, will have a dilutive effect on our current stockholders. Our current stockholders' aggregate percentage ownership will decline significantly as a result of the private placement. The number of shares issued pursuant to the private placement will substantially increase the number of shares of Common Stock currently outstanding. This means that our current stockholders will own a smaller interest in the Company as a result of the private placement.

     All shares of Common Stock issuable pursuant to the private placement will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold in the market.

Summary of Material Terms of the December 2004 Private Placement

     Additional Securities upon Conversion

     The Note Agreement provides that, if the automatic conversion of the Notes into other securities issued by the Company in a subsequent transaction occurs, the Company shall, upon such conversion, pay to the investors and financial advisor an additional aggregate amount of $90,400, payable to the investors and financial advisor in proportion to the amount of their purchase price through the issuance by the Company to the investors of additional securities in the transaction, on the same terms and conditions as set forth in the transaction. This premium payment shall result in additional dilution to existing stockholders.

     Representations and Warranties

     The Note Agreement contains representations and warranties by the Company relating to, among other things, capitalization, due authorization of the issuance and sale of the Notes, SEC filings and financial statements, the lack of material adverse changes and material breaches, defaults or violations in the Company's charter documents, statutes, court or governmental orders or material contracts resulting from the Company's signing or completion of the private placement. The Note Agreement also contains representations and warranties by the investors relating to, among other things, their status as accredited investors, investment intent, and due authorization.

     Registration Rights

     The Company has agreed to register at its expense the shares of Common Stock issued and issuable upon conversion of the Notes, on the next registration statement the Company filed with the SEC and to use its best efforts to have the registration statement declared effective by the SEC within 90 days of such filing date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares may be sold without any restriction under Rule 144 of the Securities Act of 1933. In the event the Company fails to file the registration statement within the period contemplated by the Note Agreement or the registration statement is not declared effective within the contemplated 90 days, the Company has agreed to pay the investors liquidated damages equal to 1% of their initial investment in the notes for each 30 day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, listing fees and other reasonable fees.

Vote Required

     Approval of the issuance of the shares of Common Stock described in this Proposal 2 requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                The Board of Directors Recommends You Vote "FOR"
           Approval of the December 2004 Private Placement Transaction

--------------------------------------------------------------------------------

                                   PROPOSAL 3

          TO APPROVE THE SALE AND ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE JANUARY 2005 PRIVATE PLACEMENT OF 8% CONVERTIBLE
      REDEEMABLE DEBENTURES, COMMON STOCK PURCHASE WARRANTS AND ADDITIONAL
                                   INVESTMENT
          RIGHTS IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $4,000,000
--------------------------------------------------------------------------------

Terms and Conditions of the January 2005 Private Placement

     On January 12, 2005, the Company entered into a securities purchase agreement ("Securities Purchase Agreement") with DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P., each an institutional investor, pursuant to which the Company agreed to sell, and the investors agreed to purchase, 8% convertible redeemable debentures ("Convertible Debentures") in the aggregate principal amount of up to $4,000,000 and five-year warrants ("January Warrants") to purchase up to 1,666,667 shares of common stock at an initial exercise price of $2.40 (the "January 2005 Private Placement"). The Convertible Debentures are convertible into Common Stock at an initial conversion price of $2.40. A first closing of $2,000,000 occurred on January 13, 2005 ("First Closing") and a second closing of $2,000,000 shall occur upon the completion of closing conditions set forth in the Securities Purchase Agreement ("Second Closing"). The Company is obligated to redeem one-fifth of the principal and interest amount on the Convertible Debentures in cash or, at the option of the Company, shares of Common Stock, on the first day of each month, commencing on the earlier of (a) May 12, 2005, and
(b) the first date following the 20th day after the effective date of the registration statement registering for resale the securities issuable upon conversion of the Convertible Debentures and exercise of January Warrants, and ending upon the full redemption of the Convertible Debentures. If the Company elects to make redemption payments in shares of Common Stock, the principal amount is convertible based upon a conversion price equal to the lesser of the initial conversion price, or 85% of the average of the three lowest closing bid prices for the Company's Common Stock during the 20 trading days immediately prior to the monthly redemption date. The Company is also obligated to pay 8% interest on the outstanding principal on the Convertible Debentures (i) on the effective date on which the Convertible Debentures are converted into shares of Common Stock of the Company, (ii) on each monthly redemption date or (iii) on the maturity date, at the interest conversion rate.

     Assuming the maximum amount of $4,000,000 is purchased, the Company has agreed to issue to the investors additional investment rights to purchase additional Convertible Debentures in the aggregate principal amount of up to $1,320,000 along with five year warrants to purchase an aggregate of 550,000 shares of the Company's Common Stock, on the same terms and conditions as the original Convertible Debentures and January Warrants.

     As a result of the First Closing and as set forth in Proposal 2 described in this Proxy Statement, previously issued and outstanding notes of the Company in the aggregate principal amount of $452,000, plus interest in the amount of $3,614, are automatically convertible into one hundred and twenty percent (120%) of principal amount of Convertible Debentures, together with January Warrants, of the Company having the same terms and conditions as set forth above. Upon each closing, in addition to a cash fee equal to eight percent (8%) of the gross proceeds, the Company's financial advisor is entitled to receive a warrant to purchase seven percent (7%) of the shares of Common Stock issued or issuable upon conversion or exercise of the Convertible Debentures and January Warrants at an initial conversion and exercise price of $2.40. In addition, the Company must pay the financial advisor a cash commission equal to 3% of the gross proceeds received by the Company upon the exercise of the January Warrants issued to the investors in the January 2005 Private Placement.

     The Company has agreed to register with the SEC 125% of the shares of common stock issuable upon conversion of principal and interest under the Convertible Debentures and upon exercise of the January Warrants. In the event that the Company fails to file a registration statement with the SEC by February 3, 2005, or in the event such registration statement is filed but is not declared effective by the SEC by April 30, 2005, then the Company will be obligated to pay the holders of the registrable securities liquidated damages equal to 1.5% of their total investment for each 30 day period until the registration statement is filed or declared effective. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933.

     At the time of the January 2005 Private Placement, the Company had 6,522,615 shares of Common Stock issued and outstanding. Assuming the initial conversion price of the Convertible Debentures and exercise price of the January Warrants of $2.40, the First Closing of January 2005 Private Placement represented approximately 25.5% of the Company's issued and outstanding shares of Common Stock.

Reasons for the Private Placement

     The Company submitted a compliance plan with AMEX to retain its listing on the AMEX. The compliance plan was accepted subject to periodic review by AMEX. As part of its plan, the Company submitted quarterly projections relating to, among other things, stockholders equity of the Company. The Company entered into the January 2005 Private Placement in furtherance of its compliance plan, and to enhance the Company's liquidity, strengthen our balance sheet and obtain additional capital critical to the Company's ability to continue its operations. Pursuant to the terms of the January 2005 Private Placement we are generally prohibited from raising additional financing through the issuance of securities during the period from the First Closing through the period ending 65 days from the effective date of a registration statement, which could significantly harm our ability to continue operations if the Second Closing does not occur.

Reasons for Stockholder Approval

     AMEX Company Guide requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

     The number of shares of Common Stock outstanding on January 12, 2005 was 6,522,615. At the First Closing, the Company issued a principal amount of $2,000,000 of Convertible Debentures initially convertible into 833,333 shares of Common Stock, plus January Warrants exercisable into 833,333 shares of Common Stock at an exercise price of $2.40 per share, for an aggregate of 1,666,666 shares of Common Stock. If the Second Closing occurs, the Company will be required to issue an additional number of shares of Common Stock upon conversion of notes and exercise of warrants which would exceed the 19.99% threshold. The total number of shares of Common Stock that may be issued by the Company in connection with the January 2005 Private Placement is dependent upon, among other things, whether the Convertible Debentures are converted or the January Warrants are exercised, whether the principal and interest on the Convertible Debentures is paid in cash or shares of Common Stock and the market price of the Common Stock used in calculating any such payments, and whether or not the redemption or antidilution adjustment provisions of the Convertible Debentures and/or January Warrants come into effect. Pursuant to the Securities Purchase Agreement, the Company agreed to seek stockholder approval of the possible issuance to the investors of shares of Common Stock in excess of the AMEX 19.99% share limitation.

     As of the Record Date for this Meeting, none of the Convertible Debentures had been converted into Common Stock, none of the January Warrants issued to the investors had been exercised and no principal or interest amount has been paid in shares of Common Stock. The Company currently intends to satisfy future principal and interest due on the Convertible Debentures in shares of Common Stock.

     Since the private placement described in this Proposal 3 involves the potential issuance by the Company of shares of Common Stock that would represent more than 20% of the outstanding Common Stock at below the greater of the book or market value of the Common Stock, stockholder approval of the private placement is required. We are asking our shareholders to approve this Proposal 3 so that all shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the January Warrants will be eligible for listing on the AMEX.

     If the stockholders do not approve this Proposal 3, and if we were required, pursuant to the terms of the Convertible Debenture and January Warrants, to issue shares of Common Stock which exceed the 20% threshold, we would be required to redeem the Convertible Debentures in cash. We currently do not have available cash to redeem the Convertible Debentures. If we are unable to raise adequate cash, we could be subject to delisting proceedings by AMEX. If we are delisted by AMEX, the liquidity of the Common Stock could be severely restricted and such restrictions could have a material adverse effect on the market value of our Common Stock.

Effect of the Private Placement on Existing Stockholders

     Advantages. Prior to voting, each stockholder should consider the fact that the private placement will provide additional financing, which will be critically important to our efforts to continue our operations. Each stockholder should consider the fact that our current capital resources are limited. If we do not have stockholder approval, we will be unable to effect the Second Closing. Later financing may not be available, or may be available but not on the same acceptable terms and conditions.

     Disadvantages. The private placement will have a dilutive effect on our current stockholders. Our current stockholders' aggregate percentage ownership will decline significantly as a result of the private placement. The number of shares issued pursuant to the private placement will increase substantially the number of shares of Common Stock currently outstanding. This means that our current stockholders will own a smaller interest in the Company as a result of the private placement.

     All shares of Common Stock issuable upon the conversion of the Convertible Debentures and issuable upon the exercise of the January Warrants will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities
Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold in the market.

Description of the Proposal

     The Board is requesting that the stockholders of the Company approve the issuance of shares of Common Stock upon conversion or redemption of the Convertible Debentures and upon exercise of the

January Warrants,  as well as such additional shares of Common Stock that may be
issued  pursuant  to  certain   anti-dilution   provisions  of  the  Convertible
Debentures or in lieu of cash interest payments.

Summary of Material Terms of the January 2005 Private Placement

     The Securities Purchase Agreement, Convertible Debenture, Warrant, Additional Investment Right and Registration Rights Agreement have has been filed with the SEC as exhibits 10.1 10.2, 10.3, 10.4 and 10.5, respectively, to the Company's Form 8-K filed on January 14, 2005. The following is a materially complete summary of the transaction documents.

     8% Convertible Debenture

     If the Second Closing occurs, the Company will issue to the investors Convertible Debentures in the aggregate principal amount of up to $4,000,000 bearing interest at the rate of eight percent (8.0%) per annum, due December 1, 2005 payable on each conversion date, the maturity date, and each monthly redemption date, at the Company's option, in cash or shares of Common Stock at the interest conversion rate. The interest conversion rate means the lesser of
(a) the conversion price and (b) 90% of the lesser of the average of the 10 closing prices immediately prior to the applicable interest payment date or the date such shares are issued and delivered, if later than the interest payment date.

     Subject to limitations on ownership by the investors, the Convertible Debentures are convertible into shares of Common Stock at any time at the option of the investors at an initial conversion price of $2.40.

     Interest on the Convertible Debentures may be payable in cash or shares of Common Stock or a combination thereof at the discretion of the Company; provided, however, that payment in shares of Common Stock may only occur if all of the equity conditions under the Convertible Debentures are met. All past due accrued and unpaid interest to be paid shall entail a late fee at the rate of eighteen percent (18%) per annum, which would accrue daily, from the date such interest is due through and including the date of payment.

     Negative Covenants

     So long as any principal amount under the Convertible Debentures is outstanding, the Company shall not:

     o enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with (for purposes of clarification, any security interest of any kind shall be deemed a lien that is senior to the Convertible Debentures and therefore prohibited), in any respect, the Company's obligations under the Convertible Debentures;
     o amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the Convertible Debentures;
     o repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the conversion shares to the extent permitted or required under the Securities Purchase Agreement or as otherwise permitted by the Securities Purchase Agreement; or
     o    enter into any agreement with respect to any of the foregoing.

     Events of Default

     Under the Convertible Debenture, the following events constitute events of default of the Company, accelerating the payment by the Company of a mandatory prepayment amount: default in the payment of principal or interest or liquidated damages, material default of a covenant or agreement in the Convertible Debenture or other material agreement, breach of a representation or warranty, commencement of bankruptcy or insolvency proceedings, failure of the Common Stock to be eligible for quotation on a national exchange or quotation system or the OTC Bulletin Board and the failure of the registration statement to have been declared effective on or prior to 180 calendar days after the closing date.

     Warrants

     In addition to the Convertible Debentures and assuming the Second Closing occurs, the Company will issue to the investors January Warrants to purchase an aggregate of 1,666,666 shares of Common Stock. The January Warrants will have a term of five years and will be exercisable at an exercise price equal to $2.40 per share.

     During the period that the January Warrants will be outstanding, except for certain exempt issuances, if the Company shall offer, sell or otherwise issue any securities at an effective price per share of Common Stock less than the exercise price, then the exercise price of the January Warrants shall be reduced on a weighted average basis. This provision shall apply for any warrants issued in connection with any additional investment right exercised by such investor.

     Registration

     The Company has agreed to register the Common Stock issuable upon conversion of the Convertible Debentures and exercise of the January Warrants by filing a registration statement with the SEC within 20 days of the First Closing (as defined below) and to have the registration statement declared effective by the SEC within 90 days of such closing date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933. In the event the Company fails to file the registration statement within 20 days of the closing date or the registration statement is not declared effective within 90 days of such closing date, the Company has agreed to pay the investors liquidated damages equal to 1.5% of their total investment for each 30 day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, costs associated with clearing the securities for sale under applicable state securities laws, listing fees and other reasonable fees.

     Closing

     The First Closing for an aggregate amount of up to $2,000,000 has occurred. The Second Closing for an aggregate amount of $2,000,000 shall occur within 3 trading days of the date following the date that the initial registration statement filed by the Company in connection with the Agreement is first declared effective by the SEC.

     Conditions to Second Closing

     The Second Closing of the private placement is conditioned on the satisfaction of various conditions, among others:

     o the accuracy in all material respects of the representations and warranties;
     o compliance with the Company's obligations, covenants and agreements prior to closing;
     o delivery of customary closing documents including debentures and warrants;
     o no event which could have a material adverse effect with respect to the Company;
     o the Company shall have filed a registration statement with the SEC which has been declared effective on or before the six month anniversary of the date of the Securities Purchase Agreement and no event of default shall have occurred under the debenture.

     Representations and Warranties

     The Securities Purchase Agreement contains representations and warranties by the Company relating to, among other things, its capitalization, due authorization, the issuance and sale of the Convertible Debentures and January Warrants, the Company's SEC filings and financial statements, the lack of material adverse changes and material breaches, defaults or violations in the Company's charter documents, statutes, court or governmental orders or material contracts resulting from the Company's signing or completion of the private placement, and the Company's tax matters, intellectual property, litigation and insurance coverage. The Securities Purchase Agreement also contains representations and warranties by the investors relating to, among other things, their status as accredited or institutional investors.

     Participation in Future Financings

     The Securities Purchase Agreement provides that, from the date of the agreement until the two year anniversary of the First Closing, upon any financing by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents other than an exempt issuance of securities by the Company (a "Subsequent Financing"), each investor shall have the right to participate in up to 100% of the Subsequent Financing. If such investors do not elect to participate in a Subsequent Financing for a minimum of 25% of the outstanding securities, the right to participate in Subsequent Financings shall terminate.

     Prohibition on Certain Financings

     The Securities Purchase Agreement provides that, from the date of the Securities Purchase Agreement until 65 days following the effective date of the registration statement, the Company shall not issue securities except for certain exempt issuances of securities. Also, from the date of the Securities Purchase Agreement until no investor holds Convertible Debentures, the Company shall be prohibited from effecting or entering into any variable rate or floating rate transactions, including transactions with repricing or reset provisions. Unless shareholder approval is obtained and deemed effective by AMEX, the Company shall not issue any securities which would cause any adjustment of the conversion price to the extent the holders of Convertible Debentures would not be permitted to convert their Convertible Debentures and exercise their January Warrants.

Vote Required

     Approval of the transactions described in this Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                The Board of Directors Recommends You Vote "FOR"
           Approval of the January 2005 Private Placement Transaction

--------------------------------------------------------------------------------

                                   PROPOSAL 4

                  TO APPROVE THE SALE AND ISSUANCE OF SHARES OF
                       COMMON STOCK IN CONNECTION WITH THE
                      JANUARY 2005 EQUITY LINE FINANCING OF
                        COMMON STOCK OF UP TO $25,000,000

--------------------------------------------------------------------------------

Terms and Conditions of the Equity Line Financing

     On January 12, 2005, the Company entered into a securities purchase agreement (the "Equity Line Agreement") with Yokuzuna Holdings and Harborview Master Fund, L.P., two institutional investors, whereby such investors have agreed to provide an equity line of credit to the Company (the "January 2005 Equity Line Financing"). Pursuant to the Equity Line Agreement and subject to closing conditions described herein, upon written notice by the Company, at its option, the investors have agreed to purchase from the Company an aggregate amount of up to $25,000,000 through the issuance of shares of Common Stock during the twenty-four month period beginning on the date that the registration statement the Company has agreed to file providing for the resale of the shares of Common Stock issuable under the Equity Line Agreement is declared effective by the SEC. During this twenty-four month period, the Company may request a drawdown under the Equity Line Agreement by providing a put notice to the investors, and the investors will be obligated to purchase the shares of Common Stock. The Company is under no obligation to request any drawdowns. On the day of the drawdown notice, a pricing period of ten trading days will begin. Pricing will be based upon an 8% discount to the average three lowest closing bid prices during such ten trading day pricing period. There are certain limitations on the amount of each drawdown and conditions precedent to a put notice as described in further detail below. The Company is obligated to register with the SEC for resale 125% of the shares of Common Stock issuable pursuant to the Equity Line Agreement pursuant to a registration rights agreement dated as of January 12, 2005 between the Company and the investors.

Reasons for the Equity Line Agreement

     The principal reasons for entering into the Equity Line Agreement are to enhance our liquidity, strengthen our balance sheet and obtain additional capital critical to the Company's ability to continue its operations.

Use of Proceeds

     The Company will use the net proceeds from the sale of Common Stock under the Equity Line Agreement (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of Common Stock) for working capital purposes and potential acquisitions.

Reasons for Stockholder Approval

     The Company's Common Stock is listed on the American Stock Exchange ("AMEX"). AMEX Company Guide Section 713 requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

     Since the sale of Common Stock under the Agreement described in this Proposal 4 involves the potential sale by the Company of shares of Common Stock that would represent more than 20% of the outstanding Common Stock at below the greater of the book or market value of the Common Stock, stockholder approval of the sale of Common Stock under the Equity Line Agreement is required. We are asking our shareholders to approve this Proposal 4 so that all shares of Common Stock saleable under the Equity Line Agreement will be eligible for listing on the AMEX.

     If the stockholders do not approve this Proposal 4, we may be required to reduce the amount available under the Equity Line Agreement and the investors may not agree to such reduction. If such event occurs, we may not have the needed additional financing to continue to fund operations.

Effect of the Private Placement on Existing Stockholders

     Advantages. Prior to voting, each stockholder should consider the fact that the Equity Line Agreement will provide additional financing, which will be critically important to our efforts to continue our operations. Each stockholder should consider the fact that our current capital resources are limited. If we do not have stockholder approval, we may be required to delay or reduce the amount available under the Equity Line Agreement. Later financing may not be available, or may be available but not on the same acceptable terms and conditions.

     Disadvantages. The sale of Common Stock under the Equity Line Agreement will have a dilutive effect on our current stockholders. Our current stockholders' aggregate percentage ownership will decline, potentially significantly, as a result of the sales under the Equity Line Agreement. The number of shares sold pursuant to the Equity Line Agreement will substantially increase the number of shares of Common Stock currently outstanding. This means that our current stockholders will own a smaller interest in the Company as a result of the sale of Common Stock under the Equity Line Agreement.

     All shares of Common Stock sold under the Equity Line Agreement will be entitled to registration rights. Consequently, if these shares are registered and sold to the investors by the Company, the shares may be freely transferable without restriction under the Securities Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our Common Stock if a sufficient number of such shares are sold in the market.

     The Company has agreed to register shares of Common Stock to be sold under the Equity Line Agreement representing 125% of the commitment amount at the average closing price for the five trading days prior to filing a registration statement with the SEC within 90 business days of the date of the Equity Line Agreement, and to have the registration statement declared effective by the SEC within 180 days of such registration date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date that is one year after the completion of the last closing date under the Equity Line Agreement, (ii) the date when the investor may sell all registrable securities under Rule 144 of the Securities Act of 1933 without volume limitations, or
(iii) the date when the investor no longer owns any of the registrable securities. In the event the Company fails to file the registration statement within 90 days of the date of the Equity Line Agreement or the registration statement is not declared effective within 150 days of such date, the Company has agreed to pay the investor liquidated damages equal to 1.0% of the cost of all Common Stock then held by the investor purchased under the Equity Line Agreement for each 15 business day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, listing fees and other reasonable fees. In addition, a fee for one counsel for investor for the initial registration statement and for each additional registration statement covering the registrable securities shall be borne by the Company, which fee shall not exceed $5,000.

Summary of Material Terms of Equity Line Agreement

     Commitment Period and Puts

     Under the Equity Line Agreement, the investors have agreed that, the Company may deliver a put notice to the investors for the period commencing 60 days after the effective date of the registration statement through the earlier of: (i) the date on which the investors shall have purchased shares of Common Stock for the lesser of: (a) $25,000,000, or (b) unless stockholder approval is obtained, up to 19.9% of the Company's issued and outstanding common stock of the Company on the date of the Equity Line Agreement, (ii) the date the agreement is terminated by either party under the terms of the agreement, or
(iii) twenty-four months following the commencement date. During the commitment period, if the conditions precedent to each put are met, the Company shall deliver a put notice to the investors which sets forth the investment amount which the Company intends to require the investors to purchase. The minimum put amount is $50,000. The maximum put amount is the lesser of $3,000,000 and two hundred (200%) percent of the weighted average volume of the Common Stock for the fifteen trading days prior to each put. This maximum put amount is solely for the purposes of each put, however it does not effect the maximum commitment amount available to the Company. The purchase price of the investors for a put shall be the average of the lowest closing bid prices of the Common Stock for any three (3) trading days during the ten trading day period following the put date, less an eight (8%) percent discount to such market price. The Company is under no obligation or commitment to deliver any put notice and may terminate the Equity Line Agreement at any time and for any reason.

     Conditions Precedent

     The right of the Company to deliver each put notice and the obligation of the investors to acquire put shares at a closing of such put is subject to the satisfaction of certain closing conditions: effectiveness of a registration statement with the SEC, accuracy of representations and warranties, no material adverse effect, no delisting of Common Stock from a principal market (AMEX, Nasdaq or OTC Bulletin Board), investor cannot exceed 4.99% beneficial ownership of Common Stock, expiration of a 5 trading day cushion between closing of a put and a subsequent put notice, and no violation of stockholder approval requirements of AMEX or other exchange).

     Covenants of the Company

     In connection with the Equity Line Agreement, the Company made certain covenants to the investors including the reservation of shares of Common Stock to cover potential put notices by the Company, the use of commercially reasonable efforts to maintain the listing of the Common Stock on AMEX and the listing of the put shares on AMEX, and no issuance of Common Stock to a third party (other than certain exempt issuances, underwritten offerings and other exceptions) thirty days prior to or subsequent to a closing date of a put.

     Representations and Warranties

     The Equity Line Agreement contains representations and warranties by the Company relating to, among other things, its capitalization, due authorization, SEC filings and financial statements, material adverse changes and material breaches, defaults or violations in the Company's charter documents, statutes, court or governmental orders or material contracts and litigation. The Equity Line Agreement also contains representations and warranties by the investors relating to, among other things, their status as an accredited investor and purchase for own account, authority, no conflicts, disclosure, financial capability, and status as an underwriter.

     Registration Rights

     The Company has agreed to file a registration statement to register shares of Common Stock to be sold under the Equity Line Agreement, representing 125% of the commitment amount at the average closing price for the five trading days prior to such filing within 90 business days of the date of the Equity Line Agreement and to have the registration statement declared effective by the SEC within 180 days of such filing date. The Company has agreed to keep the registration statement effective until the earlier of (i) the date that is one year after the completion of the last closing date under the Equity Line Agreement, (ii) the date when the investor may sell all registrable securities under Rule 144 of the Securities Act of 1933 without volume limitations, or
(iii) the date when the investor no longer owns any of the registrable securities. In the event the Company fails to file the registration statement within 90 days of the date of the Equity Line Agreement or the registration statement is not declared effective within 180 days of such date, the Company has agreed to pay the investor liquidated damages equal to 1.0% of the cost of all Common Stock then held by the investor purchased under the Equity Line Agreement for each 15 business day period (or portion thereof) for which the Company is late. The Company has also agreed pay all expenses associated with each registration, including filing and printing fees, counsel and accounting fees and expenses, listing fees and other reasonable fees. In addition, a fee for one counsel for investor for the initial registration statement and for each additional registration statement covering the registrable securities shall be borne by the Company, which fee shall not exceed $5,000.

Vote Required

     Approval of the issuance of Common Stock under the Equity Line Agreement described in this Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. The Board of Directors recommends a vote "FOR" approval of the Proposal.

                The Board of Directors Recommends You Vote "FOR"
               Approval of the January 2005 Equity Line Financing

--------------------------------------------------------------------------------

                                   PROPOSAL 5

          APPROVAL OF AN AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN TO
            REPLENISH THE SHARES OF COMMON STOCK ISSUABLE THEREUNDER
--------------------------------------------------------------------------------

     On September 15, 2004, the Board of Directors adopted, and on November 18, 2004 the stockholder's approved, the Company's 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan was designed to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees of the Company and to offer an additional inducement in obtaining the services of such persons. Moreover, the 2005 Plan was designed to compensate both current or former employees of the Company to whom the Company had commitments or obligations.

Replenishment of the Number of Common Shares of Common Stock Reserved for Issuance under the Plan

     The Company is proposing to amend the 2005 Plan to replenish the number of shares of Common Stock available for issuance (the "Replenishment"). Currently, the aggregate number of shares available for issuance under the 2005 Plan was limited to 5,500,000 shares of Common Stock. The proposal, if approved, would not increase the aggregate number of shares of Common Stock available for issuance under the Plan from the level last approved by stockholders.

     During the period from November 18, 2004 (the date on which the approval of the current maximum number of shares available for issuance under the Plan was based) to the Record Date, an aggregate of 5,500,000 shares of Common Stock have been issued or reserved for issuance to the Company's employees, consultants and directors through restricted stock awards or reserved for the exercise of options, thereby reducing the number of shares of Common Stock currently available for issuance under the Plan by this same number.

     Accordingly, as of the Record Date there are no shares of Common Stock available for the grant of restricted stock awards and options under the Plan.

     Shareholders will be asked to approve a resolution to reconstitute the Plan to the level last approved by shareholders by replenishing the number of shares of Common Stock available for issuance under the 2005 Plan by an additional
5,500,000 shares of Common Stock. If the Replenishment is approved by shareholders, an aggregate of 11,000,000 shares of Common Stock will be outstanding or reserved for issuance, or available for issuance under the 2005 Stock Incentive Plan.

Rationale for the Amendment to Replenish the 2005 Plan

     The Company is highly dependent on its employees due to the nature of its business, particularly as it relates to the source code of its products, the comprehension of which resides in our current employees, as well as the experience of other key employees through their efforts in our nascent industry of healthcare connectivity. Recently, the Company has been unable to adequately compensate its employees in cash in a timely manner, and has also had many of its current and former employees voluntarily agree to salary reductions. As a result of our reductions in force, there was significant uncertainty among existing employees with respect to the stability of their own employment with the Company. The 2005 Plan was and is a vital part of imbuing our employees with an ongoing sentiment of long-term potential and value of their efforts. The extraordinary circumstances the Company is facing has required a high degree of dedication and commitment from its employees, for which the 2005 Plan was and is the only potential source of meaningful and appropriate compensation. Quite simply, much of the potential value represented by the Company's products and opportunities would be greatly diminished or permanently harmed, if its remaining employees could not be granted appropriate incentives to remain with the Company. In addition to the Company's employees, the Company desires to utilize restricted stock awards to compensate third party consultants who effectively market our products on a performance basis. This will save costs to the Company as an alternative to payment in cash which may not be available, or may be available through the issuance of securities of the Company at a discount to market prices, making such issuances more expensive than direct issuances to consultants to satisfy contractual obligations of the Company to such persons. In addition, payment of our consultants in shares of Common Stock aligns its interests with the Company's and such consultants have a vested interest in the Company's future success.

     The following is a materially complete summary of the 2005 Plan.

Shares Subject to the Stock Incentive Plan and Eligibility

     The 2005 Plan currently authorizes the issuance of stock appreciation rights ("SARs") and the grant of options and restricted stock related to a maximum of up to five million five hundred thousand (5,500,000) shares of the Company's issued and outstanding shares of Common Stock, including the issuance of any SARs, options or restricted stock to employees (including officers and directors who are employees), and to consultants and directors who are not employees of the Company, and to current and former employees of the Company to whom the Company has commitments or obligations. If this Proposal 4 is approved, the maximum shares of Common Stock shall be increased to eleven million
(11,000,000) shares. Notwithstanding the maximum number of shares of the Company's Common Stock available under the 2005 Plan, the Company shall not grant SAR's, options or restricted stock to its employees (including officers and directors who are employees) and consultants in excess of thirty (30%) percent of the Company's outstanding shares of common stock, on a fully-diluted, as converted basis, including conversion of convertible notes or exercise of warrants outstanding. Upon expiration, cancellation, termination or forfeiture of stock grants or options, the shares of the Common Stock subject thereto will again be available for grant under the 2005 Plan.

Type of Award

     The following awards ("Awards") may be granted under the 2005 Plan: stock options which are either incentive stock options ("ISOs"), within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs"), SARs and Common Stock which may or may not be subject to contingencies or restrictions. ISOs, however, may only be granted to employees. The Company makes no representations or warranties as to the qualification of any option as an "incentive stock option" under the Code.

Administration

     The 2005 Plan will be administered by a committee of the Board of Directors consisting of at least three members of the Board (the "Committee"). It is intended that at least two (2) members of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 (as the same may be in effect and interpreted from time to time, "Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that at least two (2) members of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code.

     Among other things, the Committee is empowered to determine, within the express limits contained in the 2005 Plan: the employees, consultants and directors who shall be granted Awards; the type of Award to be granted; the times when an Award shall be granted; the number of shares of Common Stock to be subject to each Award; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or SAR or installment thereof; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the price, if any, to be paid for a share Award; the form of payment of the exercise price of an option; the form of payment upon exercise of a SAR; whether to restrict the sale or other disposition of a stock Award or the shares of Common Stock acquired upon the exercise of an option or SAR and, if so, to determine whether such contingencies and restrictions have been met and whether and under what conditions to waive any such contingency or restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or SAR, the vesting of a stock Award or the shares acquired pursuant to the exercise of an option or SAR to the fulfillment of certain contingencies or restrictions, including without limitation, contingencies or restrictions relating to entering into a covenant not to compete, to financial objectives and/or to the period of continued employment of the Award holder, and to determine whether such contingencies or restrictions have been met; whether an Award holder is disabled; the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts; the fair market value of a share of Common Stock; with the consent of the Award holder, to cancel or modify an Award, pursuant to the terms of the Plan and the Code; to prescribe, amend and rescind rules and regulations relating to the Plan; and to approve any provision which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein). The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the 2005 Plan and to make all other determinations necessary or advisable for administering the 2005 Plan and to construe each contract ("Contract") entered into by the Company with an Award holder under the 2005 Plan.

Terms and Conditions of Options

     Options granted under the 2005 Plan will be subject to, among other things, the following terms and conditions:

     (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

     (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

     (c) The maximum number of shares of Common Stock for which options and SARs may be granted to an employee in any calendar year is 1,000,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

     (d) The exercise price of each option is payable in full upon exercise or, if the applicable Contract permits, in installments over a maximum six month period. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in mature shares of Common Stock or any combination thereof.

     (e) If eligible, an optionee who uses previously acquired shares of Common Stock to exercise a prior option granted under the Plan shall automatically be granted an option to purchase the same number of shares so used; provided, however, that the exercise price of the new option shall be the fair market value of the Common Stock on the date of grant of such new option; and further provided that if the prior option was an ISO and at the time the new option is granted, the optionee owns (or is deemed to own) more than 10% of the voting power of the Company, the exercise price of the new option shall be 110% of the fair market value of the Common Stock on the date of grant of such new option and its terms shall not exceed five years.

     (f) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by him or her (or by his or her legal representative).

Terms and Conditions of SARs

     SARs may be granted by the Committee, in its sole discretion, to employees (including officers and directors who are employees), consultants to, and outside directors of the Company. A SAR entitles the holder to be paid upon exercise, in cash, check or by shares of Common Stock, as determined by the Committee, the excess (if any) of the fair market value of the shares of Common Stock on the date of exercise over the base price of such shares. If the Contract so provides, such amount may be multiplied by a performance factor which meets the requirements of the Code. The base price is determined by the Committee upon grant, but it may not be less than the fair market value of the Common Stock on the grant date. The term of any SAR is determined by the Committee, but may not exceed ten years.

Restricted Stock Awards

     The Committee may from time to time, in its sole discretion, grant shares of Common Stock to current and former employees (including officers and directors who are employees) of, or consultants to, the Company, which may or may not be subject to such contingencies and restrictions as set forth in the applicable Contract. Upon issuance of the shares, the Award holder is considered to be the record owner of the shares and, subject to the contingencies and restrictions, if any, set forth in the Award, has all the rights of a shareholder. The shares shall vest in the Award holder when all of the restrictions and contingencies, if any, lapse. Accordingly, the Committee may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Award holder, until the shares vest in the Award holder.

Termination of Relationship

     Except as may otherwise be provided in the applicable Contract, if an Award holder's relationship with the Company as an employee or consultant is terminated for any reason (other than the death or disability of the Award holder), the option or SAR may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option or SAR. If an Award holder's relationship is terminated for any reason (including the death or disability of the Award holder), the Award shall cease any further vesting and the unvested portion shall be forfeited to the Company without consideration. If the relationship was terminated either for cause or without the consent of the Company, the option or SAR will terminate immediately. In the case of the death of a holder while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option or SAR, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option or SAR. Except as may otherwise be provided in the applicable Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option or SAR, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. The holder shall have no right to continue as an employee, consultant or director of the Company or interfere in any way with any right of the Company to terminate the holder's relationship to the Company at any time for any reason whatsoever without liability to the Company.

Withholding

     The Company may withhold cash and/or shares of Common Stock to be issued under an Award or upon exercise of an option or SAR, having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reasons of the grant, vesting, exercise or disposition of an Award or the disposition of underlying shares of Common Stock. Alternatively, the Company may require the Award holder to pay the Company such amount, in cash, promptly upon demand.

Adjustment in Event of Capital Changes

     Appropriate adjustments will be made in the number and kind of shares available under the 2005 Plan, in the number and kind of shares subject to each outstanding option or SAR and the exercise or base prices of such options or SARs, any contingency based on the number or kind of shares and the maximum number of options and SARs that may be granted to an employee in any calendar year, in the event of any change in the Common Stock by reason of any stock dividend, spinoff, split-up, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or
(b) a merger in which the Company is not the surviving corporation or a consolidation, (c) any transaction (or series of related transactions) in which
(i) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration or (ii) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholder of the Company with respect to their shares of stock in the Company), any outstanding options or SARs and unvested restricted stock awards shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction or the applicable contract.

Duration and Amendment of the 2005 Plan

     No ISO may be granted under the 2005 Plan after the ten year anniversary of the date of adoption of the 2005 Plan. The Board of Directors may at any time terminate or amend the 2005 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of Awards or increase the maximum number of options or SARs that may be granted to an employee in any year, (b) change the eligibility requirements for persons who may receive Awards or (c) make any change for which applicable law, regulation, ruling or interpretation by the applicable governmental agency or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an Award holder with respect to an outstanding Award without the holder's consent.

Federal Income Tax Treatment

     The following is a general summary of the federal income tax consequences under current tax law of options, SARs and restricted stock. It does not purport to cover all of the special rules, including special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the grant, vesting or disposition of an Award or the ownership or disposition of the underlying shares of Common Stock.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of an option or SAR.

     Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

     Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

     Upon the exercise of a SAR, the Award holder will recognize ordinary income in an amount equal to the amount payable by the Company upon such exercise, and the Company will generally be entitled to a deduction therefor.

     An employee, consultant or director who receives a grant of stock which is subject to a substantial risk of forfeiture will generally recognize ordinary income equal to the fair market value of the stock at the time the restriction lapses. Alternatively, the Award holder may elect to be taxed on the value of unrestricted stock at the time of grant. The Company is generally entitled to a deduction equal to the amount required to be included in income by the Award holder.

Equity Compensation Plan Information

     The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under our stock option plans.

                                                                                                                  (c)
                                            (a)                                                           Number of securities
                                   Number of securities to                  (b)                      remaining available for future
                                 be  issued  upon  exercise        Weighted average exercise      issuance under equity compensation
                                   of outstanding  options,      price of outstanding options,         plans (excluding securities
Plan Category                       warrants and rights              warrants and rights                reflected in Column (a))
-------------                    ---------------------------     -----------------------------    --------------------------------
Equity compensation
plans approved by security                 4,496,887                     $3.04                               0
holders

Equity compensation
plans not approved by security                N/A                         N/A                               N/A
holders

     In addition to the issuance of Common Stock under our stock option plans set forth in the above table, we have entered into restricted stock agreements to issue restricted shares of common stock and stock option agreements to issue an aggregate of 2,526,425 shares of common stock underlying stock options to certain of our current executive officers, employees and consultants which are subject to the vesting provisions contained in each agreement and stockholder approval. We anticipate that these obligations shall be paid through the issuance of restricted shares of Common Stock or options to be issued under the 2005 Plan. We will enter restricted stock or option agreements with such persons on terms and conditions to be agreed upon. The number of such restricted shares to be issued will be based upon the market price of the Common Stock on the date of grant and other factors.

Required Vote

     Approval of the amendment to replenish the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. If the Replenishment is not approved by stockholders, the 2005 Plan will still be in effect at current levels.

                The Board of Directors Recommends You Vote "FOR"
           Approval of the Amendment to the 2005 Stock Incentive Plan

--------------------------------------------------------------------------------

                                   PROPOSAL 6

  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     BDO Seidman, LLP served as the Company's independent registered public accountants for the fiscal years ended December 31, 2003 and December 31, 2004. Prior to the engagement of BDO Seidman, LLP as our independent registered public accountants, the Company's independent registered public accountants for the fiscal year ended December 31, 2002 was Ehrhardt Keefe Steiner & Hottman, PC. During the two years ended December 31, 2002 and through the date of their dismissal by the Company, the Company had no "reportable events", as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

     It is proposed that the stockholders ratify the appointment by the Board of Directors of BDO Seidman, LLP as independent registered public accountants for the Company for the 2004 fiscal year.

     Approval by the stockholders of the appointment of independent registered public accountants is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote at the Special Meeting should not approve the selection of BDO Seidman, LLP, the selection of independent registered public accountants will be reconsidered by the Board of Directors.

Audit Fees

     BDO Seidman, LLP billed us $380,000 for services rendered for the audit of our annual consolidated financial statements for fiscal 2003 included in our Form 10-K and the reviews of the financial statements included in our Forms 10-Q for fiscal 2003. No fees were paid to BDO Seidman, LLP in fiscal 2002.

Audit-Related Fees

     For fiscal 2003, BDO Seidman, LLP billed us $150,000 for services rendered for assurance, consultations and related services that are reasonably related to the performance of the audit or review of the financial statements of the Company, including audits and reviews of the financial statements of Frontline. No fees were paid to BDO Seidman, LLP in fiscal 2002.

Tax Fees

     For fiscal 2003, BDO Seidman, LLP billed us $50,000 for services rendered in connection with tax consultation and compliance for the Company. No fees were paid to BDO Seidman, LLP in fiscal 2002.

All Other Fees

     There were no other fees paid to BDO Seidman, LLP during the fiscal year ended December 31, 2003.

     In connection with the revised standards for independence of the Company's independent registered public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of BDO Seidman, LLP and has determined that such services are compatible with the continued independence of BDO Seidman, LLP.

     It is our practice that all services provided to us by our independent registered public accountants be pre-approved by our Audit Committee. No part of our independent auditor services related to Audit Related Fees, Tax Fees or All Other Fees listed above was approved by the audit committee pursuant to the exemption from pre-approval provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Required Vote

     Ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting.

                        The Board of Directors Recommends
             That You Vote "FOR" the Ratification of the Appointment
                             of BDO Seidman, LLP as
            Independent Registered Public Accountants of the Company

                                 OTHER BUSINESS

     The Board of Directors has no other business to be brought before the Special Meeting. No other business may properly come before the Special Meeting.

                              STOCKHOLDER PROPOSALS

     The Company intends to hold its 2005 Annual Meeting of Stockholders on or about June 30, 2005. Any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for presentation at the 2005 Annual Meeting of Stockholders (the "2005 Meeting") pursuant to Rule 14a-8 ("Rule 14a-8"), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than February 1, 2005. As to any proposals submitted for presentation at the 2005 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2005 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before May 17, 2005. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

     Any stockholder proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 33 Maiden Lane, New York, New York 10038.

                                          By Order of the Board of Directors

                                          Andrew Brown
                                          Chairman of the Board
                                          President and Chief Executive Officer

February __, 2005

PROXY                                                                      PROXY
-----                                                                      -----


                                RAMP CORPORATION

                 (Solicited on behalf of the Board of Directors)

     The undersigned holder of Common Stock of RAMP CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Andrew Brown, Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of RAMP CORPORATION, to be held at the offices of the Company located at 33 Maiden Lane, New York, New York on __________, March __, 2005, at 10:00 A.M., and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE



      __________________              _______________          PLEASE MARK YOUR CHOICE LIKE            |X|
        ACCOUNT NUMBER                     COMMON               THIS IN BLUE OR BLACK INK:


                           Will attend the meeting |_|

                  The Board of Directors Recommends a Vote FOR
                          Proposals 1, 2, 3, 4, 5 and 6


(1)     to ratify the sale and issuance of shares of                FOR             AGAINST        ABSTAIN
        common stock in connection with the March 2004
        private placement of common stock and July                  |_|               |_|            |_|
        2004 private placement of convertible notes
        and warrants.

(2)     to approve the sale and issuance of shares of               FOR             AGAINST        ABSTAIN
        common stock in connection with the December
        2004 private placement of convertible                       |_|               |_|            |_|
        promissory notes in the aggregate principal
        amount of $452,000.

(3)     to approve the sale and issuance of shares of               FOR             AGAINST        ABSTAIN
        common stock in connection with the January
        2005 private placement of 8% convertible                    |_|               |_|            |_|
        redeemable debentures, common stock purchase
        warrants and additional investment rights in
        the aggregate principal amount of up to
        $4,000,000.

(4)     to approve the sale and issuance of shares of               FOR             AGAINST        ABSTAIN
        common stock in connection with the January
        2005 equity line financing of common stock of               |_|               |_|            |_|
        up to $25,000,000.

(5)     to approve an amendment to the Company's 2005               FOR             AGAINST        ABSTAIN
        Stock Incentive Plan to replenish the number
        of shares of Common Stock issuable thereunder.              |_|               |_|            |_|

(6)     to ratify the appointment of BDO Seidman, LLP               FOR             AGAINST        ABSTAIN
        as independent registered public accountants
        of the Company for the fiscal year ending                   |_|               |_|            |_|
        December 31, 2004.




                                                                 Dated  _____________________, 2005

                                                                 -----------------------------------------
                                                                 -----------------------------------------
                                                                 Signature(s)  (Signatures  should conform
                                                                 to names as registered. For jointly owned
                                                                 shares,  each  owner  should  sign.  When
                                                                 signing    as     attorney,     executor,
                                                                 administrator,   trustee,   guardian   or
                                                                 officer  of a  corporation,  please  give
                                                                 full title.)


                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY



                                      -2-